As filed with the Securities and Exchange Commission on August 9, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

209 Redwood Shores Parkway
Redwood City, CA 94065
(Address registrant’s principal executive offices, including zip code)

2000 Equity Incentive Plan, as amended
2000 Employee Stock Purchase Plan, as amended
(Full title of the Plan)

Jacob J. Schatz
Kyuli Oh
209 Redwood Shores Parkway
Redwood City, CA 94065
(Name and address of agent for service)

 (650) 628-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	x	Accelerated filer	--
Non-accelerated filer	--	Smaller reporting company	--
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share under the 2000 Equity Incentive Plan	12,900,000	$79.21	$1,021,809,000.00	$102,896.17
Common Stock, par value $0.01 per share under the 2000 Employee Stock Purchase Plan	3,000,000	$67.3285(3)	$201,985,500.00	$20,339.94
TOTAL	15,900,000	N/A	$1,223,794,500.00	$123,236.11

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of securities to be identified in the above table as a result of any stock split, stock dividend, recapitalization or other similar transaction.

(2)
Estimated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on August 5, 2016 as reported on The NASDAQ Global Select Market.

(3)
For the Employee Stock Purchase Plan, the average of the high and low prices of the Registrant’s common stock on August 5, 2016 as reported on The NASDAQ Global Select Market has been multiplied by 85%, which is the percentage of the trading price applicable to purchases under the Employee Stock Purchase Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Electronic Arts Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 12,900,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant’s 2000 Equity Incentive Plan, as amended (the “EIP”), and 3,000,0000 shares of Common Stock, issuable under the Registrant’s 2000 Employee Stock Purchase Plan, as amended (the “ESPP”). The Registrant’s Board of Director’s approved the EIP and the ESPP, in each case, as amended, on May 19, 2016, and the EIP and the ESPP were approved by the Registrant’s shareholders on July 28, 2016.

These shares of Common Stock are additional securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed with the United States Securities and Exchange Commission (the “Commission”). The contents of Registrant’s Form S-8 Registration Statement, No. 333-39432, filed on June 16, 2000; Registrant’s Form S-8 Registration Statement, No. 333-44222, filed on August 21, 2000; Registrant’s Form S-8 Registration Statement, No. 333-67430, filed on August 13, 2001; Registrant’s Form S-8 Registration Statement, No. 333-99525, filed on September 13, 2002; Registrant’s Form S-8 Registration Statement, No. 333-107710, filed on August 6, 2003; Registrant’s Form S-8 Registration Statement, No. 333-117990, filed on August 6, 2004; Registrant’s Form S-8 Registration Statement, No. 333-127156, filed on August 3, 2005; Registrant’s Form S-8 Registration Statement, No. 333-138532, filed on November 8, 2006; Registrant’s Form S-8 Registration Statement, No. 333-145182, filed on August 7, 2007; Registrant’s Form S-8 Registration Statement, No. 333-152757, filed on August 4, 2008; Registrant’s Form S-8 Registration Statement, No. 333-161229, filed on August 10, 2009; Registrant’s Form S-8 Registration Statement, No. 333-168680, filed on August 9, 2010; Registrant’s Form S-8 Registration Statement, No. 333-176181, filed on August 9, 2011, Registrant’s Form S-8 Registration Statement, No. 333-183077, filed on August 3, 2012, and Registrant’s Form S-8 Registration Statement, No. 333-190355, filed on August 2, 2013 are hereby incorporated by reference and made part of this Registration Statement, except as amended hereby, in accordance with General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s annual report on Form 10-K for its fiscal year ended April 2, 2016, filed with the Commission on May 27, 2016 (Commission File No. 000-17948);
(2)	The Registrant’s quarterly report on Form 10-Q for its first quarter ended July 2, 2016, filed with the Commission on August 9, 2016 (Commission File No. 000-17948);
(3)
The Registrant’s amended current report on Form 8-K/A, filed with the Commission on May 27, 2016 and the Registrant’s current report on Form 8-K filed with the Commission on August 1, 2016 (Commission File No. 000-17948);

(4)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(5)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 22, 1989 under Section 12 of the Exchange Act together with any amendment or report filed with the Commission for the purpose of updating such disclosure.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.     DESCRIPTION OF SECURITIES

Not applicable

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary of the Registrant.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The provisions of Section 145 of the Delaware General Corporation Law and Article 6 of the Registrant’s Amended and Restated Bylaws provide for indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act. In addition, Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transactions for which the director derived an improper personal benefit. Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation further provides that if any amendment to the Delaware General Corporation Law further eliminates or limits the liability of a director of a corporation incorporated in Delaware, the liability of the Registrant’s directors shall be eliminated to the fullest extent then permissible under Delaware law. The Registrant has entered into indemnity agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of indemnification and liability limitation set forth in the Delaware General Corporation Law and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Registrant maintains an insurance policy against claims regarding errors or omissions of any of Registrant’s directors or executive officers while acting within the scope of their duties to the Registrant.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.    EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

5.1	Opinion of Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary
10.1*
Registrant’s 2000 Equity Incentive Plan, as amended, and related documents (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K as filed on August 1, 2016 File No. 000-17948)

10.2*	Registrant’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K as filed on August 1, 2016 File No. 000-17948)
15.1	Letter re: Unaudited Interim Financial Information
23.1	Consent of Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on signature page hereto)

* Incorporated by reference

ITEM 9.     UNDERTAKINGS
The Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this ninth day of August, 2016.

ELECTRONIC ARTS INC.
By:	/s/ Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Blake Jorgensen and Jacob J. Schatz and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Andrew Wilson	Chief Executive Officer	August 9, 2016
Andrew Wilson

/s/ Blake Jorgensen	Executive Vice President,	August 9, 2016
Blake Jorgensen	Chief Financial Officer

/s/ Kenneth A. Barker	Senior Vice President,	August 9, 2016
Kenneth A. Barker	Chief Accounting Officer
(Principal Accounting Officer)

Directors:
/s/ Lawrence F. Probst III	Chairman of the Board	August 9, 2016
Lawrence F. Probst III

/s/ Leonard S. Coleman	Director	August 9, 2016
Leonard S. Coleman

/s/ Jay C. Hoag	Director	August 9, 2016
Jay C. Hoag

/s/ Jeffrey T. Huber	Director	August 9, 2016
Jeffrey T. Huber

/s/ Vivek Paul	Director	August 9, 2016
Vivek Paul

/s/ Talbott Roche	Director	August 9, 2016
Talbott Roche

/s/ Richard A. Simonson	Director	August 9, 2016
Richard A. Simonson

/s/ Luis A. Ubiñas	Director	August 9, 2016
Luis A. Ubiñas

/s/ Denise F. Warren	Director	August 9, 2016
Denise F. Warren

/s/ Andrew Wilson	Director	August 9, 2016
Andrew Wilson

INDEX TO EXHIBITS

5.1	Opinion of Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary
10.1*
Registrant’s 2000 Equity Incentive Plan, as amended, and related documents (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K as filed on August 1, 2016 File No. 000-17948)

10.2*	Registrant’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K as filed on August 1, 2016 File No. 000-17948)
15.1	Letter re: Unaudited Interim Financial Information
23.1	Consent of Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on signature page hereto)

* Incorporated by reference